UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
April 26, 2024
(Date of earliest event reported)

APPLIED DIGITAL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-31968	95-4863690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3811 Turtle Creek Blvd.,	Suite 2100,	Dallas,	TX	75219
(Address of principal executive offices)				(Zip Code)
214-427-1704
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
o    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
o    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. o
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	APLD	Nasdaq Global Select Market

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On April 26, 2024, the Board of Directors (the “Board”) of Applied Digital Corporation (the “Company”) approved and adopted the Company’s Third Amended and Restated Bylaws (the “Third Amended and Restated Bylaws”), which became effective the same day. Among other things, the amendments contained in the Third Amended and Restated Bylaws include (i) updates to the procedures and disclosure requirements for all director nominees and other proposals submitted by stockholders pursuant to the Company’s advance notice provisions to comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, relating to stockholder proposals, (ii) implementation of proxy access procedures that permits a stockholder, or a group of up to twenty stockholders, owning at least three percent of the Company’s outstanding shares of capital stock continuously for at least three years to nominate and include in the Company’s annual meeting proxy materials director nominees constituting up to no more than two directors or twenty five percent of the Board, provided that the stockholder(s) and nominee(s) satisfy the requirements specified in the Third Amended and Restated Bylaws, (iii) provisions to opt into the “Acquisition of Controlling Interest” provisions contained in Sections 78.378 through 78.3793 of the Nevada Revised Statues, except for certain acquisitions related to stockholders owning shares as of the effective date of the Third Amended and Restated Bylaws, as fully set forth in Section 1.15 thereof, and (iv) revisions to the provisions for the selection of the exclusive forum for adjudication of certain disputes.
The Third Amended and Restated Bylaws also incorporate certain technical, modernizing, clarifying, and conforming changes, including to conform to, and reflect updates in, the Nevada Revised Statutes, including omission of provisions that could have been interpreted as inconsistent with the Nevada Revised Statutes’ requirement that a director may be removed only by the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote.
The Board resolutions adopting the Third Amended and Restated Bylaws provide that the number of directors of the Company shall be decreased from six (6) to five (5) upon the next resignation of any of the current directors.
The foregoing summary of, and the description of the Third Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
On April 26, 2024, as a part of its periodic review of corporate governance matters, the Board of the Company approved amendments to the Company’s Code of Conduct (the “Code of Conduct”), which applies to all of the employees, officers, and directors of the Company. The Code of Conduct was amended to, among other things, modify, enhance, or further define activities pertaining to maintaining a safe and fair workplace, acting in the Company’s best interest, protecting Company assets and information, and complying with applicable laws, regulations, and rules.
The foregoing summary of the amendments to the Code of Conduct is subject to and qualified in its entirety by reference to the full text of the Code of Conduct, as so amended, a copy of which is attached as Exhibit 14.1 to this Current Report on Form 8-K and is incorporated by reference herein. The amended Code of Conduct will be posted as soon as practicable in the Corporate Governance section of the Company’s website at www.applieddigital.com.

Item 9.01. Financial Statements and Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

3.1	Third Amended and Restated Bylaws of the Company.
14.1	Code of Conduct of the Company.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 29, 2024	By:	/s/ David Rench
	Name:	David Rench
	Title:	Chief Financial Officer